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                                                               Exhibit 99.4

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        SUBSCRIPTION WARRANTS ISSUED BY
                              DYNATECH CORPORATION

   This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated June 1, 2000 (the "Prospectus") of Dynatech Corporation ("Dynatech"), if a holder of Rights cannot deliver the Subscription Warrant(s) evidencing the Rights to Equiserve Trust Company, N.A. on or prior to June 19, 2000, at 5:00 p.m. New York City time (the "Expiration Date"). Such form must be accompanied by a Medallion Guaranty and delivered by hand or sent by facsimile transmission or mail to Equiserve Trust Company, N.A., and must be received by Equiserve Trust Company, N.A. on or prior to the Expiration Date. See the discussion set forth under "The Rights Offering--Procedures to Exercise Rights" in the Prospectus.

   Regardless of the manner of delivery of the Subscription Warrant, payment of the Subscription Price of $4.00 per share for each share of Dynatech common stock subscribed for upon exercise of such Rights must be received by Equiserve Trust Company, N.A. in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date.

   You may deliver this form to Equiserve Trust Company, N.A. by hand, U.S. mail, overnight courier or facsimile:

          By Hand:             By First Class Mail:      By Overnight Courier:



  Securities Transfer &        Equiserve, Trust            Equiserve Attn:
Reporting Services, Inc.      Company, N.A. Attn:       Corporate Actions 40
   c/o Equiserve Trust     Corporate Actions PO Box       Campanelli Drive
    Company, N.A. 100       9573 Boston, MA 02205-       Braintree, MA 02184
William Street, Galleria             9573
   New York, NY 10038

   By facsimile transmission: 1 (781) 575-4826. You should confirm receipt of all facsimile transmissions by calling 1 (781) 575-4816.

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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Gentlemen:

   The undersigned hereby represents that he or she is the holder of
Subscription Warrant(s) representing           Rights and that such
Subscription Warrant(s) cannot be delivered to Equiserve Trust Company, N.A., the subscription agent for this offering, at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per each whole Right represented by such Subscription Warrant (as rounded down for fractional Rights, as described in the Prospectus) and (ii) the Oversubscription Privilege relating to each such Right to subscribe, to the extent that Shares are available, for an
aggregate of up to          Shares. The undersigned understands that payment of
the Subscription Price of $4.00 per Share for each Share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date. The undersigned
represents that such payment, in the aggregate amount of $      , either (check
appropriate box):

   [_] is being delivered to Equiserve Trust Company, N.A. herewith or

   [_] has been delivered separately to Equiserve Trust Company, N.A. and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

   [_] wire transfer of funds (pursuant to a completed Wire Authorization Form)

    name of transferor institution ________________________________

    date of transfer ______________________________________________

    confirmation number (if available) ____________________________

   [_] uncertified check (payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears in a timely fashion.)

   [_] certified check

   [_] bank draft (cashier's check)

   [_] U.S. postal money order--name of maker _______________________

    date of check, draft or money order number ____________________

    bank on which check is drawn or issuer of money order _________

   Signature ________________________________________________________

   Name _____________________________________________________________
                            (Please Type or Print)

   Address __________________________________________________________
                                                         (Zip Code)

   Area Code and Tel. No. ___________________________________________

   Subscription Warrant No(s). (if available) _______________________

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                              GUARANTY OF DELIVERY

         (NOT TO BE USED FOR SUBSCRIPTION WARRANT SIGNATURE GUARANTEE)

   The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to Equiserve Trust Company, N.A., guarantees that the undersigned will deliver to Equiserve Trust Company, N.A. the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                  (Address)

________________________________________________________________________________
                       (Area Code and Telephone Number)

Dated: ___________________________________________________________________, 2000

________________________________________________________________________________
(Name of Firm)

________________________________________________________________________________
(Authorized Signature)

   The institution which completes this form must communicate the guarantee to Equiserve Trust Company, N.A. and must deliver the Subscription Warrant(s) to Equiserve Trust Company, N.A. within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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